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                                                                    Exhibit 99.2


                                                                       EXHIBIT A


                               RESTRUCTURING PLAN

         Set forth below are the various transactions that will be implemented as part of the Restructuring Plan; PROVIDED, that the Restructuring Plan may be amended by agreement of the Companies and the Investors, each party agreeing to be reasonable in considering any proposed amendment pursuant to which each of the tax and other objectives of the Restructuring Plan are fully met and the costs to the Companies of obtaining any necessary consents are not increased. Completion of the investment in the Shares and all of the other steps below will be cross-conditioned and occur simultaneously. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement to which this Restructuring Plan is attached.

1. Wyndham forms a new wholly owned Delaware subsidiary the sole purpose of which is to complete the Merger ("Acquisition Sub").

2. Wyndham extends an offer (the "Wyndham OP Offer") to the holders of Wyndham OP Common Units and Wyndham OP Preferred Units as of the Record Date to exchange the newly issued, registered shares of Wyndham Common Stock for each Wyndham OP Unit. The Wyndham OP Offer will provide that it can be accepted by a limited partner whether or not the limited partner also accepts the Patriot OP Offer described below. The Wyndham OP Offer will be subject to there being no more than 1.7 million Wyndham OP Units outstanding and held by persons other than Wyndham following the Wyndham OP Offer (unless waived by the Investors).

3. Wyndham extends an offer (the "Wyndham Preferred Stock Offer") to the holders of the Wyndham Series A Preferred Stock and the Wyndham Series B Preferred Stock as of the Record Date to exchange newly issued, registered shares of Wyndham Class A Common Stock for each share of Wyndham Preferred Stock. The Wyndham Preferred Stock Offer will not be subject to any minimum exchange amount.

4. In the event that any holder of the Wyndham Preferred Stock fails to accept the Wyndham Preferred Stock Offer, Wyndham immediately calls the remaining shares of Wyndham Preferred Stock for redemption and in connec-


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         tion therewith delivers newly issued, registered shares of Wyndham
         Common Stock for each share of Wyndham Preferred Stock.

5. Wyndham extends an offer (the "Patriot OP Offer" and, together with the Wyndham OP Offer and the Wyndham Preferred Stock Offer, the "Exchange Offers") to the holders of the Patriot OP Common Units and Patriot OP Preferred Units as of the Record Date to exchange newly issued, registered shares of Wyndham Common Stock for each Patriot OP Unit. The Patriot OP Offer will provide that it can be accepted by a limited partner whether or not the limited partner also accepts the Wyndham OP Offer. The Patriot OP Offer will be subject to there being no more than
         1.7 million Patriot OP Units outstanding and held by persons other than PAH LP, Inc. or PAH GP, Inc. following the Patriot OP Offer (unless waived by the Investors).

6. In the event of the effectiveness of the amendments contemplated in the Patriot OP Consent Solicitation, Patriot OP makes a non-pro rata distribution (the "Patriot OP Distribution") of the voting stock of PAH Interest Holdings, Inc., PAH WMC Holdings, Inc. and PAH IP Holdings, Inc., PAH Westmont CI Holdings, Inc., PAH Xerxes Holdings, Inc., PAH Columbus Holdings, Inc., PAH Franchise Holdings, Inc. and PAH Pittsburgh CI Holdings, Inc. (the "D Subsidiary Stock") held by Patriot OP to PAH LP, Inc. ("PAH LP"), through which Patriot holds its limited partnership interest in Patriot OP, and there is no adjustment to any limited partnership interests in Patriot OP by reason of the Patriot OP Distribution. In the event that the amendments contemplated in the Patriot OP Consent Solicitation do not become effective and any limited partners fail to accept the Patriot OP Offer, Patriot OP makes a pro rata distribution of the D Subsidiary Stock to its limited partners, including without limitation in connection with a partial redemption of such partner's partnership interests in Patriot OP. Pursuant to mergers of the D Subsidiaries with newly formed subsidiaries of Wyndham in which the D Subsidiaries are the surviving entities, the stockholders of the D Subsidiaries receive newly issued, registered shares of Wyndham Common Stock for their shares of stock of the D Subsidiaries.

7. In connection with the Patriot OP Offer, Patriot seeks the consent (the "Patriot OP Consent Solicitation") of the holders of more than 50% of the Patriot OP Common Units and holders of more than 50% of the Patriot OP Preferred Units (in each case excluding those owned directly or indirectly by Patriot) to amend and restate the Existing Patriot OP Partnership Agreement in such a manner as to include the following provisions, presented as a


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         unified proposal (the "Patriot OP Consent Package"): (i) limit the right of the limited partners to receive distributions to the equivalent amount and timing of dividends on shares of Wyndham Common Stock and permit non-pro rata distributions of assets (including, in the case of the Patriot OP Consent Solicitation, the Patriot OP Distribution) to one or more partners without adjusting limited partnership percentages; (ii) modify the conversion factor provision to permit Patriot to make an equitable adjustment to the conversion factor to the extent that holders of Patriot OP Units receive distributions in excess of those received by the holders of the Wyndham Common Stock on the Share Amount of shares; and (iii) eliminate the restrictions on the ability of Patriot to merge with another entity. In connection with the Wyndham OP Offer, Wyndham seeks the consent (the "Wyndham OP Consent Solicitation") of the holders of more than 50% of the Wyndham OP
         Common Units and holders of more than 50% of the Wyndham OP Preferred Units (in each case excluding those owned directly or indirectly by Wyndham) to amend and restate the Existing Wyndham OP Partnership Agreement in such a manner as to include parallel revisions to those set forth in the Patriot OP Consent Package (the "Wyndham OP Consent Package"). Each of Patriot and Wyndham also amends its Partnership Agreement without the need for limited partner approval in the following respects, whether or not the necessary consents to the Patriot OP Consent Package or the Wyndham OP Consent Package, respectively, are received: (i) modify the conversion factor to specify that each of the Patriot OP Units and the Wyndham OP Units will be convertible into an adjusted amount of Wyndham Common Stock following completion of the Restructuring which amount is so specified in the amendment; (ii) eliminate any other provisions that are REIT or paired share specific; (iii) eliminate the restrictions on transfers and redemptions by holders of Patriot OP Units to the extent permissible while retaining the ability of the holders of Patriot OP Units to continue tax deferral; (iv) add a provision granting to the holders of Patriot OP Units the right to participate in any rights offering made available to the holders of shares of Wyndham Common Stock (including the Rights Offering); (v) eliminate the requirement that Patriot must contribute all proceeds of equity issuances to Patriot OP; (vi) eliminate the restrictions on issuances of OP Units to Patriot; and
         (vii) eliminate the requirement that administrative expenses relating to Patriot assets outside Patriot OP not be reimbursable by Patriot OP. The form of the Patriot OP Restatement that will be effective if the Patriot OP Consent Package is approved is set forth in Exhibit E-1 to the Securities Purchase Agreement. The form of the Patriot OP Restatement that will be effective if the Patriot OP Consent Package is not approved is set forth in Exhibit E-2 to


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         the Securities Purchase Agreement. The form of the Wyndham OP
         Restatement that will be effective if the Wyndham OP Consent Package is approved is set forth in Exhibit E-3 to the Securities Purchase Agreement. The form of the Wyndham OP Restatement that will be effective if the Wyndham OP Consent Package is not approved is set forth in Exhibit E-4 to the Securities Purchase Agreement. The foregoing amendments will be binding on the holders of the Patriot OP Units and the Wyndham OP Units not exchanged in the Wyndham OP Offer.

8. Upon receipt of the Stockholder Approval and the necessary filings with the Secretary of State of Delaware, the following become effective: (a) the merger of Acquisition Sub with and into Patriot (the "Merger"), with Patriot as the survivor and each existing share of Patriot Common Stock and Patriot Preferred Stock being exchanged for newly issued, registered shares of Wyndham Common Stock; (b) the Pairing Termination;
         (c) the Wyndham Charter Amendment, including without limitation the Reverse Stock Split; and (d) the designation of the Series A Preferred Stock and the Series B Preferred Stock. No fractional shares will be issued in the Reverse Stock Split. Any fractional shares will be aggregated and sold, and the proceeds thereof will be distributed pro rata to the stockholders entitled thereto. The Patriot Rights Plan will expire immediately prior to the Merger.

9. If requested by the Investors in connection with the Stockholder Approval, the Companies will appoint a proxy agent or dealer-manager mutually agreed to among the Investors and the Companies.

10. The Wyndham Rights Plan is adopted. Wyndham Rights attach to each share of Wyndham Common Stock and Wyndham Preferred Stock outstanding at the close of business on the date of the Wyndham Rights Plan.

11.      The Investors purchase their respective Shares.

12. Wyndham takes all actions necessary to ensure that: (a) the size of its Board of Directors is increased to 19 directors, consisting of (i) eight directors selected by the Companies, composed of Messrs. Karim Alibhai, Leonard Boxer, James Carreker, Harlan Crow (or at Harlan Crow's election prior to the Closing, Susan Groenteman), Milton Fine, Paul Nussbaum, Rolf Ruhfus and Sherwood Weiser, or others designated by the Companies, to serve as the Class A Directors, (ii) three directors, one or more of whom may be current directors, to be mutually selected by the Companies and the Investors who


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         shall be "independent directors" (within the meaning of the New Wyndham
         Certificate), to serve as the Class C Directors, and (C) eight directors selected by the Investors, composed of Messrs. William Mack, Marc Rowan, Lee Neibart, Thomas H. Lee, Scott Schoen, Scott Sperling, Alan Leventhal and Kenneth Rosen, or others designated by the Investors, to serve as the Class B Directors; and (b) current directors of the Boards of Directors of Patriot and Wyndham not continuing as directors will resign. The division of the Class A, Class B and Class C directors within each of Class I, Class II and Class III will be established by agreement of all of the directors prior to the 30th calendar day following the date of the Securities Purchase Agreement.

13. Wyndham arranges on terms and conditions reasonably acceptable to the Investors for a Directors and Officers Insurance Policy that provides for (a) coverage for post-Closing acts and omissions in an amount reasonably acceptable to the Investors and (b) the maximum amount of coverage for pre-Closing acts or omissions for a period of three years following the Closing that can be purchased at an annual cost of 150% of the existing annual cost.

14. Immediately upon receipt of the proceeds from the sale of Shares on the Closing Date, the Companies use such proceeds first, to effect a final settlement of all of their obligations under each of (a) the Purchase Price Adjustment Mechanism Agreement, dated as of April 6, 1998, among the Companies and PaineWebber Financial Products, Inc. ("PWFP"), as amended, and the Purchase Agreement, dated as of April 6, 1998, among the Companies, PWFP and PaineWebber Incorporated ("PWI"), as amended,
         (b) the Purchase Price Adjustment Mechanism, dated as of December 31, 1997, among the Companies and UBS AG, London Branch, as successor to Union Bank of Switzerland, London Branch, acting through its agent, Warburg Dillon Read LLC (collectively, "UBS"), as amended, and the Purchase Agreement, dated as of December 31, 1997 among the Companies and UBS, as successor to UBS Limited and Union Bank of Switzerland, London Branch, as amended, and (c) the Purchase Price Adjustment Mechanism Agreement, dated as of February 26, 1998, among the Companies and NationsBanc Mortgage Capital Corporation, as successor to NMS Services, Inc. ("Nations"), as amended, and the Purchase Agreement, dated as of February 26, 1998, among the Companies and Nations, as successor to NMS Securities, Inc., as amended. Anything else in this Agreement to the contrary notwithstanding, the parties hereto agree that the obligations in this paragraph are for the express benefit of PWI, PWFP, UBS and Nations, each as third party beneficiaries, and acknowledge that PWI, PWFP, UBS and Nations are forebearing from taking


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         certain actions and otherwise acting in reliance upon the obligations set forth in this paragraph.

15. The net proceeds of the Investment, taken together with the proceeds of the Bank Facility, the IRLs and any alternative financing approved by the Investors are used (a) first, as specified in paragraph 14, (b) second, to repay specified indebtedness, and (c) third, the payment of fees and reimbursement of expenses pursuant to Section 6.3 of the Securities Purchase Agreement and pursuant to the Commitment Letter and
         (d) fourth, to fund general corporate activities.





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